UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of the shareholders of CenterPoint Energy, Inc. (“CenterPoint Energy”) held on April 24, 2014, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in CenterPoint Energy’s definitive proxy statement for the annual meeting, which was filed with the SEC on March 14, 2014.

Election of Directors (Item 1)

The following nominees for director were elected to serve one-year terms expiring at the 2015 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non- Votes
Milton Carroll	299,301,326	11,961,332	10,052,463	47,043,148
Michael P. Johnson	308,262,289	2,927,947	10,124,885	47,043,148
Janiece M. Longoria	309,461,787	1,730,047	10,123,287	47,043,148
Scott J. McLean	309,472,888	1,728,646	10,113,587	47,043,148
Scott M. Prochazka	309,833,352	1,498,331	9,983,438	47,043,148
Susan O. Rheney	308,739,308	2,429,100	10,146,713	47,043,148
Phillip R. Smith	309,599,295	1,541,476	10,174,350	47,043,148
R. A. Walker	303,855,068	7,279,157	10,180,896	47,043,148
Peter S. Wareing	309,439,605	1,717,779	10,157,737	47,043,148

Ratification of Appointment of Independent Auditors (Item 2)

The appointment of Deloitte & Touche LLP as independent registered public accountants for CenterPoint Energy for 2014 was ratified:

For	Against	Abstentions	Broker Non-Votes
355,269,628	2,935,139	10,153,502	0

Advisory Vote on Executive Compensation (Item 3)

The advisory resolution on executive compensation was approved:

For	Against	Abstentions	Broker Non-Votes
302,446,443	7,811,395	11,057,283	47,043,148

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: April 29, 2014	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary